Exhibit 99.1

Cleartronic’s Board Approves Stock Repurchase Program

Clearwater, FL – January 12, 2023 – Cleartronic, Inc. (OTCPINK: CLRI) (“Cleartronic” or the “Company”) announced that its Board of Directors approved a stock repurchase program, under which the Company may repurchase shares of its outstanding common stock based on market conditions and other factors.

Under this new stock repurchase program, the Company may repurchase shares in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company’s management. The repurchase program may be extended, suspended, or discontinued at any time. The Company expects to finance the program from existing cash resources.

“We believe that Cleartronic’s stock does not reflect Cleartronic’s value and growth prospects” said Marc Moore, the CEO of Cleartronic.  He further stated, “This stock repurchase program provides our Company with an opportunity to increase shareholder value.”

The Company expects to finance the stock repurchases from existing cash resources.

About (OTCPINK: CLRI) ($CLRI)

Cleartronic, Inc. (OTCPINK: CLRI) ($CLRI), a diversified holding company, creates and acquires operating subsidiaries to manufacture and sell products, services, and integrated systems to governmental agencies, private and not-for-profit business enterprises, and the general public. In addition to its ongoing projects, Cleartronic continues its endeavors in research and development of new and expanded projects to support its overall service components while operating and concentrating on its primary operating subsidiary ReadyOp Communications, Inc.  www.cleartronic.com & www.readyop.com.

Safe Harbor Statement

This news release contains statements that involve expectations, plans, or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements because of certain factors not within the control of the Company. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact and Inquiries for Investor Relations:

Larry Reid

(954) 826-2508